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                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS








                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Norcan Exploration, Inc. on Form SB-2 of our Auditors' Report, dated November 6, 2002, on the balance sheet of Norcan Exploration, Inc. as at September 30, 2002, and the related statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from inception on March 11, 2002 to September 30, 2002.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.




Vancouver,  Canada                                       /s/  Morgan  &  Company

January  21,  2003                                       Chartered  Accountants









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